Exhibit 10.1

SUMMARY OF PAYMENT OF PRIOR-YEARS’ DEFERRED BONUSES SCHEDULE

The following summarizes the unpaid deferred bonuses awarded in prior years for which payment has been accelerated to the persons disclosed as named executive officers in Pinnacle Entertainment, Inc.’s 2009 proxy statement. All unpaid deferred bonuses are expected to be paid on or prior to December 31, 2009.

				Total Prior
				Years’ Unpaid
	2006 Unpaid	2007 Unpaid	2008 Unpaid	Deferred Bonuses
Name and Title	Deferred Bonus	Deferred Bonus	Deferred Bonus	to be Paid in 2009
Stephen H. Capp, Executive Vice President and Chief Financial Officer	$37,500.00	$79,166.66	$112,500.00	$229,166.66
John A. Godfrey, Executive Vice President, General Counsel and Secretary	$27,083.33	$58,333.34	$90,000.00	$175,416.67
Alain Uboldi, Chief Operating Officer	$28,333.33	$60,833.34	$99,000.00	$188,166.67
Carlos Ruisanchez, Executive Vice President of Strategic Planning and Development	(1)	(1)	$22,500.00	$22,500.00

(1)	Mr. Ruisanchez was not employed by Pinnacle Entertainment, Inc. in 2006 and 2007.